Exhibit 28 (j) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated April 30, 2025, and each included in this Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A, File No. 033-60411) of Federated Hermes Total Return Government Bond Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated April 24, 2025, with respect to the financial statements and financial highlights of Federated Hermes Total Return Government Bond Fund (comprising Federated Hermes Total Return Government Bond Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended February 28, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 24, 2025